SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2004

The St. Paul Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

001-10898		41-0518860
(Commission File Number)		(IRS Employer Identification No.)

385 Washington Street Saint Paul, MN		55102
(Address of Principal Executive Offices)		(Zip Code)

(651) 310-7911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

      On March 19, 2004, The St. Paul Companies, Inc. (“The St. Paul”) issued a press release announcing shareholder approval of the combination of The St. Paul and Travelers Property Casualty Corp. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

       Also on March 19, 2004, The St. Paul issued a press release announcing the declaration of a special dividend.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7(c). Exhibits.

Exhibit Number	Description

99.1	Press release dated March 19, 2004.

99.2	Press release dated March 19, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2004

THE ST. PAUL COMPANIES, INC.

By:	/s/ Bruce A. Backberg

	Name:	Bruce A. Backberg
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 19, 2004.

99.2	Press release dated March 19, 2004.